Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in (i) the Form S-3 Registration Statement filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended (the "Rule 462(b) Registration Statement"), which incorporates by reference the Form S-3 Registration Statement (No. 333-134196), which was declared effective on September 11, 2006 (the "Initial Registration Statement" and, together with the Rule 462(b) Registration Statement, the "Registration Statement"), and (ii) the related prospectus supplement of SMHL Global Fund No. 9 (the "Prospectus Supplement"). We also consent to the incorporation by reference in the Registration Statement and the Prospectus Supplement of our report dated December 14, 2005, with respect to the consolidated financial statements of Commonwealth Bank of Australia and its subsidiaries at June 30, 2005 and 2004 and for the years ended June 30, 2005, 2004 and 2003.

/s/ Ernst & Young
Ernst & Young

Sydney

Dated: September 26, 2006

Liability limited by a scheme approved under Professional Standards Legislation